Exhibit 99.1

Goldman, Sachs & Co  /   32 Old Slip   /   New York, NY 10005

December 4, 2007

Dear Client:

We wish to inform you of certain upcoming changes being made to the investment program of Goldman Sachs Hedge Fund Partners, LLC (the “Fund”), effective April 1, 2008.  These changes, which are summarized in the attached Annex, are intended to provide the Fund with additional flexibility to react to market conditions and to take advantage of strategic opportunities.  In particular, as of April 1, 2008, the Fund will have the discretion to allocate among the four hedge fund sectors without being constrained by assumptions, based mainly on historical data, regarding the long-term risk-return and correlation expectations of those sectors.  While the Fund initially expects to allocate assets to all four sectors, with a reduced allocation to the relative value sector, the Fund will have no constraints on the percentage of its assets to be allocated to any single Advisor, group of Advisors, Sector Fund or hedge fund sector, and allocations may change materially over time.

The Annex also describes certain other changes to the Fund, updates being made to the Fund’s Confidential Private Placement Memorandum (the “Memorandum”) and related risks.  The updates are intended to standardize disclosure across our various funds.  The Fund has prepared an updated Memorandum that more fully discusses the changes and updates described in this letter and in the attached Annex.  We will send you a copy of the updated Memorandum upon request.

If desired, you may redeem the Units you currently hold in the Fund before the changes to the Fund’s investment program described in the Annex take effect.  Should you wish to exercise this right, you may do so immediately prior to the opening of business on the Fund’s next scheduled redemption date, April 1, 2008, provided that your redemption request is received in writing no later than Monday, December 31, 2007.  The minimum holding period applicable to your Units, if any, will be waived for purposes of such redemption.  If you do not provide a redemption request by Monday, December 31, 2007, you will be deemed to have consented to the changes and updates described above and in the attached Annex.

We recommend that you carefully review the attached Annex as it describes material changes being made to the Fund and certain related risks.

Please do not hesitate to contact your Goldman Sachs Professional if we can be helpful to you in any way, including in connection with any questions you may have concerning the changes taking place to the Fund.

Sincerely,

Goldman Sachs Hedge Fund Strategies LLC

Annex

Goldman Sachs Hedge Fund Partners, LLC

December 2007

The following is a description of certain changes being made to Goldman Sachs Hedge Fund Partners, LLC (the “Fund”) effective April 1, 2008 and certain updates being made to the Fund’s Confidential Private Placement Memorandum (the “Memorandum”).  These changes and updates are reflected in an updated Memorandum, which is available upon request.  Terms which are used and not otherwise defined herein shall have the meaning ascribed to them in the Memorandum.

Changes to Investment Program

In order to provide the Fund with additional flexibility to react to market conditions and to take advantage of strategic opportunities, as of April 1, 2008, Goldman Sachs Hedge Fund Strategies LLC, a Delaware limited liability company (“HFS”), in its capacity as managing member of the Fund (the “Managing Member”), will have the discretion to allocate among the four hedge fund sectors without being constrained by assumptions, based mainly on historical data, regarding the long-term risk-return and correlation expectations of those sectors.  While the Managing Member initially expects to allocate assets to all four sectors through allocations to Goldman Sachs Global Tactical Trading, LLC, Goldman Sachs Global Equity Long/Short, LLC, Goldman Sachs Global Relative Value, LLC, and Goldman Sachs Global Event Driven, LLC (each such fund or any successor fund thereto, a “Sector Fund”), with a reduced allocation to the relative value sector, the Managing Member will have no constraints on the percentage of the Fund’s assets to be allocated, directly or indirectly, to any single independent investment manager (each, an “Advisor”), group of Advisors, Sector Fund or hedge fund sector, or the number of Sector Funds and Advisors allocated, directly or indirectly, assets of the Fund at any time.  The percentage of the Fund’s assets to be allocated to any single Advisor, group of Advisors, Sector Fund or hedge fund sector, and the number of Sector Funds and Advisors to which the Fund allocates assets from time to time will be determined by the Managing Member in its sole discretion, based on factors deemed relevant by the Managing Member, which may include the amount of the Fund’s assets under management, constraints on the capital capacity of the Sector Funds and Advisors, the availability of attractive opportunities, and other portfolio construction considerations.

As described in the Memorandum, the Managing Member, in its sole discretion, may from time to time allocate some or all of the Fund’s assets to Advisors directly (rather than through an investment in the Sector Funds).  In such cases, the Managing Member may allocate Fund assets to Advisors similar to the way Sector Funds allocate their assets (i.e., by investing, directly or indirectly, in Portfolio Funds, Managed Accounts or Portfolio Companies).  The Managing Member, in its sole discretion, may also allocate some or all of the Fund’s assets to investment funds that are managed by the Managing Member or an affiliate thereof (“Investment Funds”), which in turn allocate their assets to a portfolio of Advisors.  The Managing Member will have no constraints on the number of Investment Funds allocated assets of the Fund at any time or on the percentage of the Fund’s assets allocated to any single Investment Fund or group of Investment Funds.  The number of Investment Funds to which the Fund allocates assets will be determined by the Managing Member in its sole discretion.  The Fund will not be subject to a management fee or performance-based fee or allocation by the Managing Member or any affiliate at the Investment Fund level.

The Managing Member may, from time to time, vary or change materially the actual allocation of assets made by the Fund, as it deems appropriate in its sole discretion, including without limitation by way of allocation of Fund assets to any new Sector Fund, Investment Fund or Advisor, complete or partial withdrawal of an allocation to any existing Sector Fund, Investment Fund or Advisor, a reallocation of assets among existing Sector Funds, Investment Funds or Advisors, or any combination of the foregoing.  In carrying out any reallocation of Fund assets, the Managing Member will have the sole discretion to determine the manner of such reallocation, including from which Sector Funds, Investment Funds or Advisors to withdraw assets and to which Sector Funds, Investment Funds or Advisors to allocate assets.  Any reallocation of Fund assets, for purposes of diversification, attempts to meet target allocations or otherwise, may take a significant period of time to implement due to the liquidity provisions and restrictions of the Sector Funds, Investment Funds and the Advisors and for other reasons.  There can be no assurance that market or other events will not have an adverse impact on the strategies employed by multiple Sector Funds, Investment Funds and Advisors.  Sector Funds, Investment Funds and Advisors may at certain times hold large positions in a relatively limited number of investments.  The Fund could be subject to significant losses if a Sector Fund, an Investment Fund or an Advisor holds a large position in a particular investment that declines in value that cannot be liquidated without adverse market reaction or is otherwise adversely affected by changes in market conditions or circumstances.

Although the Managing Member generally intends to follow a policy of seeking to diversify the Fund’s capital among multiple Advisors and among the hedge fund sectors, the Managing Member may depart from such policy from time to time.  No assurance is given as to any level of multiple Advisor diversification or diversification among the hedge fund sectors.  Greater concentration with any single Sector Fund, Investment Fund or Advisor or in any single hedge fund sector may entail additional risks.

Allocations to New Investment Funds; Changes to Sector Funds

The Fund recently allocated a portion of its assets to Goldman Sachs HFP Opportunistic Fund, LLC (“HFPO”) in order to make opportunistic investments by (a) increasing the weighting of particular Advisors that had low weightings in the Fund due to a lower target weight in one of the Sector Funds, and (b) adding Advisors that were not then represented in any of the Sector Funds.  HFPO has an investment objective to target attractive long-term risk-adjusted absolute returns with lower volatility than the broad equity markets.  To achieve its objective, HFPO (directly or indirectly) allocates its assets to, or invests in entities managed by, a concentrated portfolio of Advisors that employ a broad range of alternative investment strategies primarily within one or more of the four hedge fund sectors.  HFPO is managed by the Managing Member.  The Fund is not charged a management fee or performance-based fee or allocation by the Managing Member, in its capacity as managing member of HFPO, in connection with its investment therein.

The Fund currently allocates a portion of its assets to Goldman Sachs Global Equity Long/Short, LLC (“GELS”).  As of January 1, 2008, the minimum required notice for a redemption of units in GELS will be increased from 45 days to 61 days.

The Fund currently allocates a portion of its assets to Goldman Sachs Global Event Driven, LLC (“GED”).  In order to provide GED with additional flexibility to take advantage of strategic opportunities, GED’s investment program is being amended to explicitly permit GED to utilize long-term leverage in its investment program.  GED’s managing member will determine the amount of such leverage utilized by GED in its sole discretion, subject to a cap of 25% of the net asset value (“NAV”) of GED at the time of the borrowing.  As described in the Memorandum, the use of leverage can substantially increase the adverse impact to which GED’s investment portfolio may be subject.  In addition, as of April 1, 2008, GED will no longer be prohibited from allocating 25% or more of its assets to any single Advisor.  The managing member of GED, in its sole discretion, may determine from time to time the number of Advisors with which GED invests based on factors such as the amount of GED’s assets under management, the availability of attractive opportunities, and other portfolio construction considerations.  As described in the Memorandum, greater concentration with any single Advisor or in any single hedge fund sector may entail additional risks.  It is also expected that GED will change its name to Goldman Sachs Global Fundamental Strategies, LLC.

The terms of the Sector Funds and the Investment Funds are subject to change from time to time without notice to or the consent of investors in the Fund.

Co-Investment and Other Investment Opportunities

The Goldman Sachs Group, Inc., its subsidiaries and affiliates (including, without limitation, the Managing Member) (collectively, “Goldman Sachs”) may receive notice of, or offers to participate in, investment opportunities from Advisors, their affiliates or other third parties.  Advisors or such other parties (for themselves or funds or accounts under their management) may or may not elect to invest in such opportunities.  In this regard, because of many factors and relationships, including considerations that accounts or funds in which Goldman Sachs or its personnel have an interest (collectively, the “Client/GS Accounts”), including the Fund, the Sector Funds and the Investment Funds, are investors or have other relationships with such Advisors, as a general matter, neither the Fund nor the Sector Funds or Investment Funds will have any entitlement to participate in such investments.  In certain very limited circumstances, through a pre-emptive or other similar right, the Fund, the Sector Funds or the Investment Funds may have an entitlement which may or may not be realized or exercised.  Furthermore, whether or not a pre-emptive or other right exists, such investment opportunities may not be appropriate for the Fund, the Sector Funds or the Investment Funds, considering the Fund’s, the Sector Funds’ and the Investment Funds’ investment mandate of allocating their assets to, or investing in entities managed by, a portfolio of Advisors.  This may be particularly true in cases of direct investments in securities or other assets that either are not managed by the Advisor or are not part of a broader portfolio of securities or other assets.  Therefore, there should not be an expectation that the Fund, the Sector Funds or the Investment Funds will participate in any such investment opportunities.  Any such opportunity may be undertaken by other Client/GS Accounts, including without limitation, investment vehicles formed, sponsored, managed or advised by Goldman Sachs to invest in such opportunities, or by Goldman Sachs for its own account.  Goldman Sachs’ other activities may have an impact on the selection of Advisors for the Fund, the Sector Funds or the Investment Funds.  Certain investment vehicles may be organized to facilitate the investment by Goldman Sachs and certain current or former directors, partners, trustees, managers, members, officers, consultants, employees, and their families and related entities, including employee benefit plans in which they participate.

Economic Arrangements with Advisors

From time to time, the Fund, the Sector Funds, the Investment Funds, Goldman Sachs and/or other clients or accounts of Goldman Sachs (including other investment funds managed by the Managing Member, collectively, “Participants”) may enter into economic arrangements with a Portfolio Fund or an Advisor in connection with an investment in a Portfolio Fund or with an Advisor.  Such economic arrangements may include, without limitation, the agreement by an Advisor to reduce or rebate any fees, allocations or other compensation incurred by a Participant in respect of an investment in a Portfolio Fund; the agreement by an Advisor to pay or share with a Participant or any third party some or all of the fees, allocations or other compensation earned by the Advisor with respect to one or more Portfolio Funds; or the agreement by a Participant to acquire or receive an interest in the equity of and/or profits or revenues earned by an Advisor and/or its affiliates in respect of its business.

The determination as to whether or not the Fund, a Sector Fund or an Investment Fund should negotiate or enter into any such arrangements will be made by the Managing Member or the managing member of the Sector Fund or Investment Fund, as applicable, in its sole discretion, based on factors which it considers to be relevant.  To participate in such arrangements, the Fund, the Sector Fund or the Investment Fund may be required to make an initial or periodic payment or contribution to the Portfolio Fund, which may be substantial.  In addition, the Fund, the Sector Fund or the Investment Fund may be required to invest in a Portfolio Fund on terms that are more restrictive or less advantageous than may be available to other investors, including without limitation, agreeing to lock up a substantial portion or all of its investment in such Portfolio Fund for an extended period of time.  Any such determination made on behalf of the Fund, a Sector Fund or an Investment Fund, as applicable, may differ from the determination made by Goldman Sachs in respect of itself or its other Client/GS Accounts.  Subject to applicable law, Goldman Sachs may participate in or be allocated any such arrangements or opportunities.

Such an arrangement, if entered into by the Fund, a Sector Fund or an Investment Fund, may pose liquidity and valuation risks for the Fund, the Sector Fund or the Investment Fund.  For example, such an arrangement may be contingent on the Fund, the Sector Fund or the Investment Fund investing in one of the Advisor’s Portfolio Funds and locking up such investment for long periods of time, potentially for several years.  There can be no assurance that any such arrangement will be beneficial to the Fund, the Sector Fund or the Investment Fund, or that the benefits will outweigh the detriments of any such arrangement.  The assets of the Fund, the Sector Fund or the Investment Fund may be tied up in such arrangements for substantial periods of time, during which time the Fund, the Sector Fund or the Investment Fund may be unable to liquidate such assets to pursue more profitable investments.  Requests to redeem a substantial amount of the interests in the Fund, the Sector Fund or the Investment Fund may require the Fund, the Sector Fund or the Investment Fund to redeem interests from other more liquid assets in order to meet such redemption requests.  This could limit the ability of the Managing Member or the managing member of the Sector Fund or Investment Fund to successfully implement the investment program of the Fund, the Sector Fund or the Investment Fund and could have a material adverse effect on the Fund’s, the Sector Fund’s or the Investment Fund’s portfolio mix and liquidity for remaining members.  There can be no assurance that any such illiquid investments will not constitute a material portion of the Fund’s portfolio, particularly following substantial redemptions from the Fund.

Any fee and/or profit sharing arrangements with, or interest in the profits of, an Advisor will be an asset of the Fund, the Sector Fund or the Investment Fund, as applicable, and its value will need to be determined in connection with calculating the NAV for purposes of, among other things, subscriptions, redemptions and fees.  However, any such arrangements may be difficult to value and generally will not be transferable.  The value of any such asset will be determined in accordance with U.S. generally accepted accounting principles consistently applied as a guideline and according to such procedures as may be established from time to time by the Managing Member or the managing member of the Sector Fund or Investment Fund, as applicable, in its sole discretion.  There is no guarantee, however, that any value given to any such asset will represent the value that would be realized by the Fund, the Sector Fund or the Investment Fund in respect of the asset at the time of valuation.  The value of any such asset may change over time and any such asset could lose some or all of its value.

If Goldman Sachs or clients of Goldman Sachs other than the Sector Funds or Investment Funds invest in, or provide financial or non-cash support to, or acquire or receive an interest in the equity of and/or profits or revenues of an Advisor, or enter into an arrangement with such Advisor to share in fees, allocations and/or profits earned by such Advisor, such arrangement may cause potential conflicts of interest.

Fees in Respect of Services Provided by Goldman Sachs Personnel

Certain administrative and investment-related services, including but not limited to those relating to accounting, tax and legal advice and other services (including with respect to litigation, if any), marketing efforts, information technology, risk management, cash management, administrative services, and the selection, investigation, acquisition, holding or disposition of investments may be provided by internal staff of Goldman Sachs, including entities created by Goldman Sachs to handle such services.  Goldman Sachs may, in its sole discretion, charge the Fund, an Investment Fund or any Sector Fund, as applicable, its allocable portion of the fees and expenses associated with such services, and the Fund, Investment Fund or Sector Fund, as applicable, will be responsible for such fees and expenses.  In such event, the Managing Member or the managing member of the Sector Fund or Investment Fund, as applicable, will determine the fair and reasonable cost for such services based on, among other things, the compensation and benefits of the personnel providing the services as well as an allocation of overhead expenses.  Amounts paid to Goldman Sachs by the Fund, directly or indirectly pursuant to its investment in a Sector Fund or an Investment Fund, with respect to all of these services are incremental to the Management Fee charged to the Fund and any management fees charged by a Sector Fund or an Investment Fund in which the Fund invests.

Fee Arrangements Among Members and Financial Intermediaries

Subject to applicable law, the Fund’s placement agent (the “Placement Agent”) and authorized dealers and other financial intermediaries (“Intermediaries”), at their discretion (with the approval of the Managing Member) may on a negotiated basis enter into private arrangements with a Member or prospective Member (or an agent thereof) under which the Placement Agent, an Intermediary or the Managing Member makes payments to or for the benefit of such Member which represent a rebate of all or part of the fees paid by the Fund to the Managing Member in respect of such holder’s units of limited liability company interests in the Fund (the “Units”).  Consequently, the effective net fees payable by a Member who is entitled to receive a rebate under the arrangements described above may be lower than the fees payable by a Member who does not participate in such arrangements.  Such arrangements reflect terms privately agreed to between parties other than the Fund, and for the avoidance of doubt, the Fund cannot and is under no duty to, enforce equality of treatment between Members by other entities, including those service providers of the Fund that it has appointed.  The Placement Agent, an Intermediary or the Managing Member shall be under no obligation to make arrangements available on equal terms to other Members.

Availability of Periodic Reports

The Managing Member may from time to time elect, in its sole discretion, to make available to the Members, upon request and subject to certain policies and conditions (as described below), regular periodic reports that contain estimates of the Fund’s performance, list the Fund’s investment positions and activities, or contain other information about the Fund (collectively, the “Periodic Reports”).  Members interested in receiving Periodic Reports should contact the Managing Member to learn if the Fund is making any such reports available.  The Fund is not obligated to provide Periodic Reports to the Members.  However, if the Fund chooses to provide such reports, subject to such policies and conditions as may be established by the Managing Member (as described below), the Fund will endeavor to make the reports available to all requesting Members on equal terms.  The Fund may discontinue providing Periodic Reports at any time without prior notice.

If provided, Periodic Reports will not be audited and may be based on estimated data that will not reflect reconciliation with the records of the Administrator or other agents of the Fund.  In addition, Periodic Reports may not reflect the accrual of certain expenses and liabilities of the Fund including, without limitation, fees and performance-based compensation that have been, or will be, incurred as of the end of the period in respect of which valuation or performance information contained in the Periodic Report is calculated and which, when accrued, would cause the valuation or rates of return presented in such Periodic Report to be reduced.  Estimated returns included in a Periodic Report will be subject to high levels of uncertainty and actual returns may vary significantly from such estimated returns.  Therefore, Members should not construe such estimated returns as providing any assurance or guarantee as to actual returns.  The NAV at which Units will be issued and redeemed may differ from the estimates contained in such Periodic Reports.  The Fund and the Managing Member make no representation as to the accuracy, completeness, fitness for a particular purpose or timeliness of any information contained in any Periodic Report, and the Fund, the Managing Member and their respective affiliates will not be liable for any loss suffered by a Member as a result of reliance on any such report.

The Fund or the Managing Member may, in its sole discretion, agree to provide certain Members with additional or different information than that provided to the Members in Periodic Reports as set forth above.

The determination to provide Periodic Reports and other additional or different information to the Members generally or to any particular Member will be subject to such policies and conditions as may be established by the Managing Member in its sole discretion.  The Managing Member’s determination will take into account factors that it deems relevant in its sole discretion, which may include, without limitation, the type or nature of the information requested, confidentiality concerns, potential uses for such information and the intentions of the requesting Member with respect to such information.  For instance, the Managing Member may determine not to make such reports and information available: (i) to any Member that has not entered into an agreement satisfactory to the Managing Member, in its sole discretion, providing undertakings regarding the use of the information being provided, including an agreement to maintain its confidentiality, (ii) in circumstances where the Managing Member reasonably believes that such disclosure involves a material risk of information being utilized contrary to the best interests of the Fund, or (iii) where disclosure would be made to a person who is, or is a representative of, a resident of a jurisdiction that does not have a legal and regulatory regime considered by the Managing Member to adequately protect the Fund in the event of the abuse of the information so disclosed.

Principal Transactions and Other Related Party Transactions

Pursuant to the LLC Agreement, the Managing Member is authorized by the Members to select one or more persons, that are not affiliated with the Managing Member to serve on a committee, the purpose of which will be to consider and, on behalf of all the Members, approve or disapprove, to the extent required by applicable law, of principal transactions and certain other related party transactions.

Other Changes

In addition to reflecting the changes described above, the Memorandum has been generally updated by, among other things, updating the sections entitled “Certain Risk Factors,” “Potential Conflicts of Interest,” “Regulatory Considerations” and “Certain Tax Considerations.”  Certain other descriptions in the Memorandum have been revised to standardize terms across the Managing Member’s various funds.

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Investment in Exchange-Traded Portfolio Funds. From time to time, the Fund may (directly or indirectly through a Sector Fund or Investment Fund) invest in shares or other interests of a Portfolio Fund, which are traded on a stock exchange.  An investor (including the Fund) holding shares of an exchange-traded Portfolio Fund generally will not have the right to require the Portfolio Fund to redeem its shares and instead must sell its shares through the applicable exchange at a price set by the market.  There can be no assurance that an active trading market in such shares will develop or will be sustained or that the market price for such shares will reflect the underlying NAV of the shares, and as a result, the price and liquidity of such shares may be adversely affected.

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Changes to Administration Fees.  The Managing Member has ceased serving as the administrator of the Fund.  The Fund entered into an administration agreement with SEI Global Services, Inc. (“SEI”) pursuant to which SEI became the administrator of the Fund.  Unless the Fund allocates assets directly to Advisors, SEI does not receive a fee directly from the Fund for its service as the administrator of the Fund.  However, SEI receives a per investor servicing charge and will be reimbursed by the Fund for all of its reasonable out-of-pocket expenses. In addition, the fees payable to SEI by the Sector Funds, the Investment Funds and the Portfolio Companies have recently changed.  Under the new arrangement, each Sector Fund and Investment Fund will pay SEI an administration fee at a rate based on the total assets managed by the Managing Member that are administered by SEI and its affiliates.  In addition, each Portfolio Company and each Sector Fund and each Investment Fund that allocates assets to an Advisor pursuant to an investment management agreement in respect of a discretionary managed account (a “Managed Account”) will now pay SEI an administration fee calculated at a rate which varies depending on the complexity of the administration of the Portfolio Company or Managed Account, as applicable, and the total assets of Portfolio Companies and Managed Accounts of a similar type that are administered by SEI.  The Fund will bear its pro rata portion of these fees and of SEI’s reasonable expenses incurred in connection with providing services to the Sector Funds, Investment Funds, Portfolio Companies and Managed Accounts through the Fund’s direct or indirect investments therein.

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Investing Prior to Receipt of Subscription Monies and Prior to the Effective Date of Subscriptions.  In the sole discretion of the Managing Member, the Fund may begin making investments at any time prior to the effective date of subscriptions for Units on the basis of anticipated subscriptions and on or after the effective date of a subscription on the basis of receiving funds with respect to the subscription even if such funds were not received on such effective date.  These practices could have an adverse effect on the Fund.  Non-payment or late payment of subscription monies may result in losses and costs to the Fund, and the Fund may not ultimately recoup such losses or costs from the applicable investors or prospective investors.  In addition, the Managing Member may make investments or other portfolio decisions in anticipation of subscriptions that would not have been made were it known that the subscriptions would not be made or would be made late, which could have an adverse effect on the Fund’s portfolio.

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Indirect Investments in Portfolio Funds and with Advisors.  The Managing Member may elect to invest in investment funds (“Feeder Funds”) that invest all of their assets directly or indirectly in a Portfolio Fund.  The value attributable to the fact that no performance-based compensation will be paid to an Advisor until its gains exceed its prior losses (the “Loss Carry-forward Value”) may not be taken into account in determining the NAV of the Feeder Fund.  Therefore, such Loss Carry-forward Value to existing investors in the Feeder Fund could be diluted by new subscriptions for interests, because the new interests will participate in any positive performance by the Advisor until its gains exceed its prior losses without the Advisor being paid any performance-based compensation.  The Fund may also invest indirectly in one or more Advisors by allocating assets to investment funds managed by the Managing Member or an affiliate thereof, so long as the Fund is not subject to a management fee or performance-based fee or allocation by the Managing Member or such affiliate in connection with such investment.

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If you have any questions regarding the foregoing or if you wish to receive a copy of the updated Memorandum, please contact your Goldman Sachs Professional.